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86

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                                                 EXHIBIT 21.1
                                             LIST OF SUBSIDIARIES

                                            AS OF OCTOBER 31, 2002*

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                                                                   STATE OR JURISDICTION OF       NAME UNDER WHICH
                                                                       INCORPORATION OR           SUBSIDIARY DOES
                                                                         ORGANIZATION                 BUSINESS
FIRST TIER SUBSIDIARY OF EATON VANCE CORP.:
  Eaton Vance Business Trust                                             Massachusetts                  Same

CERTAIN SUBSIDIARIES OF EATON VANCE BUSINESS TRUST:
  Eaton Vance Company Business Trust                                     Massachusetts                  Same

CERTAIN SUBSIDIARIES OF EATON VANCE COMPANY
  BUSINESS TRUST:
   Eaton Vance Management                                                Massachusetts                  Same

CERTAIN SUBSIDIARIES OF EATON VANCE MANAGEMENT:
   Eaton Vance Distributors, Inc.                                        Massachusetts                  Same
   Boston Management and Research                                        Massachusetts                  Same
   Eaton Vance Acquisitions                                              Massachusetts                  Same
   Eaton Vance Management (International) Limited                       United Kingdom                  Same

CERTAIN SUBSIDIARIES OF EATON VANCE ACQUISITIONS:
   Atlanta Capital Management Company, LLC                                 Delaware                     Same
   Fox Asset Management LLC                                                Delaware                     Same

*  The names of certain subsidiaries have been omitted in this list inasmuch as the unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of the
   Company's fiscal year ended October 31, 2002.
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